Exhibit 99.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement, dated as of May 16, 2005, by and between Rexnord Corporation, a Delaware corporation  (“Assignor”) and Rexnord Industries, Inc., a Delaware corporation and wholly-owned subsidiary of Assignor (“Assignee”).  Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Stock Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Assignor entered into a Stock Purchase Agreement dated as of April 5, 2005 (the “Stock Purchase Agreement”), by and among The Falk Corporation (the “Company”), Hamilton Sundstrand Corporation (“Seller”) and Assignor to acquire all of the issued and outstanding Shares of the Company from Seller, on the terms and subject to the conditions set forth therein;

WHEREAS, in accordance with Section 1.2(b)(iii) of the Stock Purchase Agreement, Seller agreed to deliver at Closing two (2) guarantees (the “Guarantees”) executed by United Technologies Corporation in favor of Assignor, and Assignor expects to receive from Seller such Guarantees at the Closing;

WHEREAS, in connection with the Stock Purchase Agreement, Assignor entered into an Agreement relating to employee benefits dated as of April 5, 2005, (the “Employee Benefits Side Agreement”), by and among the Company, Seller and Assignor;

WHEREAS, pursuant to Section 10.6(c) of the Stock Purchase Agreement, Assignor may assign its rights under the Stock Purchase Agreement to an Affiliate subject to the conditions set forth in such provision;

WHEREAS, pursuant to paragraph 4 of each of the Guarantees, Assignor may assign its rights under the Guarantees to any of Assignor’s wholly-owned Subsidiaries subject to the conditions set forth in such provision;

WHEREAS, the Employee Benefits Side Agreement does not restrict Assignor’s right to assign its rights under such agreement;

WHEREAS, Assignor wishes to assign all of its right, title, interest and obligations in, to and under the Stock Purchase Agreement to Assignee, and Assignee wishes to accept such rights and obligations, on the terms and conditions hereof; and

WHEREAS, in connection with assignment of the Stock Purchase Agreement, Assignor wishes to also assign all of its right, title and interest in, to and under the Employee Benefits Side Agreement and the Guarantees, and Assignee wishes to accept such rights, on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Assignment and Acceptance of Stock Purchase Agreement.  Assignor hereby assigns to Assignee, effective as of the moment immediately prior to Closing, all of its right, title, and interest in, to and under the Stock Purchase Agreement.  Assignee hereby accepts the assignment of Assignor’s right, title, and interest in, to and under the Stock Purchase Agreement.

2.                                       Assignment and Acceptance of Employee Benefits Side Agreement.  Assignor hereby assigns to Assignee, effective as of the moment immediately prior to Closing, all of its right, title and interest in, to and under the Employee Benefits Side Agreement.  Assignee hereby accepts the assignment of Assignor’s right, title and interest in, to and under the Employee Benefits Side Agreement.

3.                                       Assignment and Acceptance of Guarantees.  Assignor hereby assigns to Assignee, effective as of the moment immediately subsequent to Closing, all of its right, title and interest in, to and under the Guarantees. Assignee hereby accepts, as of the Closing, the assignment of Assignor’s right, title and interest in, to and under the Guarantees.

4.                                       Assumption.  Assignee hereby (a) unconditionally assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, all obligations and liabilities of any kind arising out of, or required to be performed by Assignor under, the Stock Purchase Agreement; and (b) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy, perform and discharge in full, as and when due, all obligations and liabilities of any kind arising out of Assignee’s assumption of the Stock Purchase Agreement.

5.                                       Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.                                       Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

7.                                       Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

REXNORD CORPORATION

By:	/s/ Thomas J. Jansen
Name:	Thomas J. Jansen
Title:	Executive Vice President

REXNORD INDUSTRIES, INC.

By:	/s/ Thomas J. Jansen
Name:	Thomas J. Jansen
Title:	Executive Vice President